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                                                                  EXHIBIT 3(i).3

                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNITED AUTO GROUP, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF DECEMBER, A.D. 2000, AT 3:15 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                              /s/ Edward J. Freel
                                          --------------------------------------
                           [SEAL]         Edward J. Freel, Secretary of State
2248490  8100                             AUTHENTICATION:  0860403

001628498                                           DATE:  12-18-00
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                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            UNITED AUTO GROUP, INC.
                                   * * * * *


     United Auto Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of United Auto Group, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Section 1 of Article IV thereof so that, as amended said Article shall be and read as follows:

     "The total number of shares of capital stock which the Company shall have the authority to issue is 107,225,000, consisting of (i) 80,000,000 shares of Voting Common Stock, par value $0.0001 per share (the "Voting Common Stock");
(ii) 7,125,000 shares of Non-Voting Common Stock, par value $0.0001 per share (the "Non-Voting Common Stock"); (iii) 20,000,000 shares of Class C Common Stock, par value $0.0001 per share (the "Class C Common Stock" and collectively with the Voting Common Stock, and the Non-Voting Common Stock, the "Common Stock"); and (iv) 100,000 shares of Preferred Stock, par value $0.0001 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:15 PM 12/14/2000
                                                          001628498 - 2248490
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     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said United Auto Group, Inc. has caused this certificate to be signed by Sandra Nieman, its Assistant Secretary, this 14th day of December, 2000.


/s/ Sandra Nieman
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By: Sandra Nieman
Assistant Secretary